   Exhibit 10

FIRST AMENDMENT TO PLAN OF EXCHANGE

This First Amendment to Plan of Exchange, dated September 29, 2005, is by and among Dark Dynamite, Inc., a Nevada corporation (“DDYI”), Shanxi Kai Da Lv You Gu Wen You Xian Gong Si, a corporation organized and existing under the laws of the Peoples’ Republic of China (“Kai Da”), Richard Surber, a citizen and resident of the state of Utah (“Surber”), and Diversified Holdings X, Inc., a Nevada corporation (“Diversified Holdings”).

WHEREAS, DDYI and Kai Da entered into a Letter of Intent, dated <?xml:namespace prefix = st1 ns = "urn:schemas-microsoft-com:office:smarttags" />August 15, 2005 and an Escrow Agreement, dated August 15, 2005.

WHEREAS, DDYI and Kai Da entered into a Plan of Exchange, dated August 29, 2005 (the “Plan of Exchange”), in furtherance of the Letter of Intent, providing for DDYI to acquire 100% of the capital stock of Kai Da in exchange for the issuance by DDYI of 100,000 new investment shares of common stock of DDYI, and, in addition, Kai Da or the Kai Da Shareholders agreed to acquire 4,990,000 convertible preferred shares at Closing from Surber for an aggregate amount equal to $495,000, less related expenses.

WHEREAS, the Plan of Exchange contemplated that at Closing the parties shall execute a stock purchase agreement providing for the transfer of the common stock of Black Chandelier, Inc., the operating subsidiary of DDYI which has substantial operating assets, to Diversified Holdings for no additional consideration other than the consideration tendered under the Plan of Exchange, the closing of such transfer to take place after the consummation of the transactions contemplated by the Plan of Exchange.

WHEREAS, the Boards of Directors of DDYI and Kai Da have determined in the exercise of their business judgment that DDYI shall continue to operate Black Chandelier, Inc. for at least 90 days after the closing in order to determine whether, as a business matter, Black Chandelier, Inc. fits within DDYI’s business plan, and, if so, whether DDYI should keep the operating subsidiary instead of disposing of it to Diversified Holdings after Closing as contemplated by the Plan of Exchange.

WHEREAS, DDYI has agreed to operate Black Chandelier, Inc. in the ordinary course of business after the Closing for at least 90 days.

WHEREAS, the parties have agreed that any incremental costs associated with auditing Black Chandelier, Inc. after the Closing shall be borne by Kai Da and/or the Kai Da shareholders.

NOW, THEREFORE, it is mutually agreed by the parties as follows:

  Operation of the Black Chandelier, Inc. Subsidiary Post-Closing.  DDYI and Kai Da hereby agree that DDYI shall operate Black Chandelier, Inc. in the ordinary course of business after the Closing of the Plan of Exchange for a period of at least 90 days to enable the Board of Directors of DDYI to determine whether

     Black Chandelier, Inc. fits in the business plan of DDYI or should be disposed of.

  Certain Incidental Costs Associated With Operating Black Chandelier, Inc. DDYI and Kai Da hereby agree that any costs associated with auditing Black Chandelier, Inc. that may arise after the Closing of the Plan of Exchange shall be borne by Kai Da and/or the Kai Da Shareholders.

  Full Force and Effect of Other Provisions of Plan of Exchange.

DDYI and Kai Da hereby agree that all other provisions of the Plan of Exchange are reaffirmed and shall continue in full force and effect.

  Governing Law.  This First Amendment to Plan of Exchange shall be governed and construed in accordance with the laws of the state of Nevada.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Plan of Exchange as of the date first written above.

DARK DYNAMITE, INC.

By  /s/ Jared Gold

     Jared Gold

     President

SHANXI KAI DA LV YOU GU WEN YOU XIAN GONG SI

By /s/ Ke, Xian Yan

          Ke, Xian Yan

          President

RICHARD SURBER

/s/  Richard Surber

     (In His Individual Capacity)

DIVERSIFIED HOLDINGS X, INC.

By /s/ Richard Surber

          Richard Surber

          President